Exhibit 99.1

News Release

For additional information, contact:

Sean K. Nolen
Vice President and CFO
Phone: 602.256.6263
seann@cavco.com

On the Internet:
www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES WILL PRESENT AT THE ROBOTTI & COMPANY 1ST ANNUAL
MANUFACTURED HOUSING CONFERENCE

PHOENIX, AZ — (October 5, 2004) — Cavco Industries, Inc. (NASDAQ: CVCO) today announced that the company has been invited to present at the 1st Annual Manufactured Housing Conference sponsored by Robotti & Company. Cavco’s presentation will be available via a live webcast at its website, http://www.cavco.com. For people who are unable to attend or participate through the live webcast, the presentation will be archived at http://www.cavco.com.

     The Manufactured Housing Conference will be held on Thursday, October 14, 2004 at Le Parker Meridien in New York City and will address the wide range of issues surrounding the manufactured home industry. The following companies in the industry will be participating along with Cavco: Champion Enterprises, Dick Moore Housing, Drew Industries, Fleetwood Enterprises, Nobility Homes, Origen Financial, Southern Energy Homes, United Mobile Homes, Inc. and U.S. Bank Corp. The keynote speaker will be Chris Steinbert of the Manufactured Housing Institute.

     Robotti & Company, based in New York City, is a broker-dealer that focuses on undervalued securities identified by their proprietary research.

     Cavco, headquartered in Phoenix, Arizona, is the largest producer of manufactured homes in Arizona. The company is also a leading producer of park model homes in the United States.

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